                                                                    EXHIBIT 24.9
                               POWER OF ATTORNEY
                            (Peregrine Investments)

   The undersigned hereby makes, constitutes and appoints KEITH HANCOCK, its true and lawful attorney-in-fact and agent, with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on its behalf, and in any and all capacities, Schedule 13Ds and Schedule 13G's under the Securities Exchange Act of 1934 relating to securities of Advance Display Technologies, Inc., and any successor thereof, and any and all amendments to such schedules, with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

       EXECUTED this 3rd day of September, 1996.



                                    PEREGRINE INVESTMENTS


                                    By:  /s/ Daryl Owen
                                       -----------------------------------
                                       Daryl Own